Exhibit 4.7

                            INCORPORATED IN BERMUDA

                          INTELLIGENT POLYMERS LIMITED

This is to certify that Biovail Corporation International
                        of 2488 Dunwin Drive
                        Mississauga, Ontario
                        Canada L5L 1J9

is/are the registered shareholders of:


No. of Shares                Type of Share                 Par Value
------------                -------------                 ---------

12,000                      Special Shares                US$ 1.0000





Date of Record              Certificate Number            % Paid
--------------              ------------------            ------


09/10/97                    1                             0.00


       The above shares are subject to the Memorandum of Association and Bye-Laws of the Company and transferrable in accordance therewith.
                   Given under the Common Seal of the Company




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       Director                                    Assistant Secretary